UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 17, 2022

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2022, Digital Brands Group, Inc., a Delaware corporation (the “Company” or “DBG”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “Agreement”) with Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“Sellers”), Sunnyside, LLC, a California limited liability company (“Sundry”), and George Levy as the Sellers’ representative (the “Sellers’ Representative”), pursuant to which the Company will acquire all of the issued and outstanding membership interests of Sundry (such transaction, the “Acquisition”). Sellers and DBG are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, will exchange all of such membership interests for (i) $5 million in cash, which will be paid at Closing (as defined below), of which $2.5 million is paid to each of George Levy and Matthieu Leblan; (ii) at the Sellers’ option at Closing, either (a) $7 million dollars paid in the Company’s common stock, with a par value of $0.0001 per share (the “Buyer Shares”), at $0.19 per share, which is the per share closing price of the Buyer Shares on Nasdaq on June 17, 2022 (the “Issuance Price”); or (b) $7 million in cash, to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement; and (iii) $20 million paid in Buyer Shares at a per share price equal to the Issuance Price issued to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement.

Subject to the terms of the Agreement, the Acquisition shall close (the “Closing”) on a date no later than two (2) Business Days after the conditions to Closing set forth in the Agreement has been satisfied or waived. At Closing, DBG and each of the Sellers will enter a registration rights agreement to provide registration rights with respect to the Buyer Shares issuable pursuant to the Agreement, and an escrow agreement, in forms agreed to by the parties.

Representations, Warranties and Covenants

The Agreement contains customary representations, warranties and covenants by the Company, the Sellers and Sundry. The closing of the Acquisition is subject to customary closing conditions and there is no assurance that we will be able to complete the Acquisition.

Conditions to Closing

The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to certain closing conditions, including, but not limited to, (i) no governmental entity has issued an order or taken any other action that making the transactions contemplated by the Agreement illegal; (ii) no governmental entity has issued an order or taken any other action restraining or otherwise prohibiting the transactions contemplated by the Agreement; (iii) DBG shall have initiated a proxy solicitation for a shareholder vote to approve the issuance of Buyer Shares and the employment offer letters to George Levy and Matthew Leblan; and (iv) DBG shall have cash or rights under existing borrowing facilities that together are sufficient to pay the cash payable at Closing pursuant to the terms of the Agreement.

Termination

The Agreement may be terminated under certain customary and limited circumstances prior to the closing, including, but not limited to the following:

(i)	by mutual consent of DBG and the Seller’s Representative;

(ii)	by either the Seller’s Representative or Buyer in writing if any governmental entity has issued an order or taken any other action enjoining, restraining or otherwise prohibiting the transactions contemplated by the Agreement and such order or other action has become final and nonappealable;

(iii)	by either DBG or Sundry if a breach or default by the Sellers or Sundry or DBG in the performance of any of its material obligations under this Agreement occurs and is not cured within thirty days;

(iv)	by either Sundry or DBG in writing, if the closing has not occurred on or prior to October 15, 2022.

If any Party terminates this Agreement for any reason other than a termination of the Agreement by mutual consent of DBG and the Seller’s Representative pursuant to the Agreement, DBG will be liable to pay to the Seller’s Representative a fee of $100,000, and to the Sellers – Jenny Murphy and Elodie Crichi (pro rata in accordance to the percentage set forth in the Agreement), a total fee of $2,500,000 paid in Buyer Shares at a per share price equal to the Issuance Price.

Indemnification

Each Seller has agreed to indemnify and defend DBG and each of its officers, managers, members, agents, and representatives from and against all losses arising out of (i) any inaccuracy of representations and warranties of the Sellers and Sundry; and (ii) any breach of any covenant or other agreement contained in the Agreement. The Company has also agreed to indemnify and hold harmless each Seller and each of his/her representatives, jointly and severally from and against all losses arising out of (i) any inaccuracy in any representation or warranty contained in the Agreement; and (ii) any breach of any covenant or agreement of DBG contained in the Agreement.

A copy of the Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01 Regulation FD Disclosure.

On June 21, 2022, the Company issued a press release regarding its entry into the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Forward-Looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the acquisition and the ability to meet the closing conditions required to complete the acquisition. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBG’s distribution system; the financial strength of DBG's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors' ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Amended and Restated Membership Interest Purchase Agreement, dated June 17, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies
99.1	Press Release issued by Digital Brands Group, Inc. dated June 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: June 22, 2022

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer